INSTRUMENT OF AMENDMENT
		       -----------------------

	TELEMUNDO GROUP, INC. RETIREMENT AND SAVINGS PLAN
	-------------------------------------------------

	WHEREAS, Telemundo Group, Inc. (the "Company") maintains the

Telemundo Group, Inc. Retirement and Savings Plan (the "Plan"); and

	WHEREAS, Section 12.1 of the Plan authorizes the Board of

Directors of the Company to make certain amendments to the Plan;

	NOW, THEREFORE, effective as of January 1, 1989 (or such

other date as may be set forth below), the Plan is amended as follows:

	1.      Section 1.9 of the Plan is hereby amended by the

deletion of the last sentence and the addition of the following words at the end thereof:

	"For calendar years beginning on or after January 1, 1989, a Participant's Compensation for any such year that may be taken into account under the Plan shall not exceed the amount permissible under section 401(a)(17) of the Code (which is $200,000 for 1989, $209,200 for
1990, $222,220 for l991, $228,860 for l992, $235,840 for 1993, and
$150,000 for 1994).

	In determining the Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted dollar limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of this limitation."

	 2.      Section 4.1 is hereby amended in its

entirety to read as follows:

	"4.1 Compensation Reduction. Effective for payroll periods beginning on or after April 1, 1989 (or such later date on which Compensation reduction is uniformly permitted to all Participants), any Participant may elect to have his Compensation reduced by a whole percentage thereof, from 2% to 15%, in order to have Before-Tax Contributions made on his behalf under Section 4.2 below, subject to the limitations of Sections 4.6 and 4.9 below. The Participant's Compensation from any Employer shall be reduced, for each payroll period ending at least 14 days after such election is filed, by such percentage of his Compensation in each such payroll period as he shall have selected. A Participant may change the percentage of his Compensation reduction or may entirely discontinue such reductions twice during any twelve-month period, effective as of any January 1 or July 1, by filing a written election with the Committee (on a form satisfactory to the Committee) within the time limits specified by the Committee. A Par-ticipant who has elected to suspend reductions in his Compensation may resume such reductions, as of any January 1 or July 1, by filing a written notice with the Committee (on a form satisfactory to the Committee) within the time limits specified by the Committee.

	A Compensation reduction election made by a Participant shall be cancelled to the extent necessary to conform to the limitation in the maximum amount of Before-Tax Contributions."

	3.      Section 4.6 is hereby amended to read in its entirety

as follows:

	"4.6  Limitation With Respect to Before-Tax Contributions.
In no event shall the Company make Before-Tax Contributions for Participants for any year that would result in a violation of the deferral percentage limitation set forth below. The deferral percentage for eligible Employees who are Highly Compensated Employees (the "Highly-Paid Group") shall not exceed the greater of (a) or (b) below:

	(a) the deferral percentage for the eligible Employees who are not in the Highly-Paid Group, times 1.25, or

	(b) the deferral percentage for the eligible Employees who are not in the Highly-Paid Group, times 2.0, but only to the extent the deferral percentage for the eligible Employees who are in the Highly-Paid Group does not exceed the deferral percentage for eligible Employees who are not in the Highly-Paid Group by more than two percentage points.

	 The deferral percentage for each of the above groups of eligible Employees for any calendar year shall be the average of the ratios, calculated separately for each eligible Employee in the particular group, of:

	(i)     the aggregate amount of the Before-Tax
		Contributions paid to the Plan on his behalf for such year, to

	(ii) the eligible Employee's "compensation" paid by the Company for such year (for periods during which he is an eligible Employee).

	In applying the foregoing limitation at any time with respect to a particular calendar year, to the extent required by applicable Treasury Regulations issued under section 402(g) or 401(k) of the Code, Before-Tax Contributions for such calendar year previously distributed to a Participant pursuant to clause (c) of Section 4.9 shall nevertheless be taken into account without regard to the fact that they have been distributed, except that Before-Tax Contributions thus distributed pursuant to clause (c) of Section 4.9 to a Participant who is not in the Highly-Paid Group in order to conform to the requirements of section 401(a)(30) of the Code (i.e., excess deferrals pursuant to section 401(k) of the Code contributed to plans maintained by the Company or an Affili-
ate) shall not be taken into account for purposes of the foregoing limitation.

	Notwithstanding the foregoing, if the Company aggregates two or more plans for the purpose of satisfying section 410(b) of the Code (other than section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for purposes of the deferral percentage limitation described above.

	For purposes of this Section, "compensation" means wages as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Notwithstanding the foregoing, for years after 1988, "compensation" shall include any amount which is not includable in the gross income of the Participant under section 125, 402(a)(8), 402(h) or 403(b) of the Code pursuant to a salary reduction agreement. Notwithstanding the foregoing, "compensation" shall not take into account annual remuneration in excess of the maximum amount permissible under section 401(a)(17) of the Code (as described in Section 1.9 of the Plan). The term "highly compensated employee" shall be defined as provided in section 414(q)(1) through (11) of the Code. Notwithstanding the foregoing, if elected by the Company for any calendar year, the term "highly compensated employee" shall be defined for such calendar year by substituting $50,000 for $75,000 in section 414(q)(1)(B) and by disregarding section 414(q)(1)(C); provided, however, that the foregoing election shall not be available for a calendar year unless the Company, itself or through its Affiliates, maintained significant business activities (and employed employees) in at least two significantly separate geographic areas at all times during such calendar year.

	The following special rules shall apply in calculating the deferral ratio for any eligible Employee who is a "highly compensated employee":


(iv)   If any such Employee is eligible to have contributions under section 401(k) of the Code made on his behalf under any other plan maintained by the Company or an Affiliate for any calendar year, such deferral ratio shall be calculated for him for such year as though (a) such contributions made on his behalf under any such other plan (and any other employer contributions required to be taken into account under such other plan in applying the deferral rate requirement under section 401(k)(3) of the Code) were made under this Plan and (b) any compensation required to be taken into account in applying the test under section 401(k)(3) of the Code under such other plan (that is not otherwise taken into account under this Section) were paid by the Company to such Employee.

(v) In determining the above ratio for any Employee in the Highly-Paid Group, the Before-Tax Contributions and the compensation of such Employee shall include such Contributions (including contributions required to be taken into account in applying the deferral rate requirement under Code section 401(k)(3) under any other plan of the Company or its Affiliates) and compensation (including compensation paid by any of its Affiliates) of all of the Employee's family members covered under Code section 414(q)(6), with such family group to be considered a single Employee in the Highly-Paid Group for purposes hereof, and such "family members" shall be disregarded in determining the deferral percentage for the eligible Employees who are not in the Highly-Paid Group.

	The Trustees shall reduce the maximum rate of Before-Tax Contributions that may be elected by Participants who are in the Highly-Paid Group (including special limits on reductions in respect of cash bonuses) to the extent necessary to ensure that the foregoing limitations set forth in this Section are not exceeded. In the event that as a result of any such decrease in the maximum permissible rate of Before-Tax Contributions, a Compensation reduction election made by a Participant cannot be fully effectuated during any year, the Participant's Compensation reduction election shall be cancelled to the extent necessary to conform to such decrease and the amount as to which such reduction election is cancelled shall be paid to the Participant in cash.

	In the event a Participant's Compensation reduction is required to be cancelled during a period of suspension under Section 4.12, the entire amount as to which such reduction is cancelled shall be paid to the Participant in cash.

	No Participant may elect a rate of Compensation reduction for any year which the Trustees determine would result in a deferral percentage that exceeds the limitations of this Section. To enforce this requirement, at the beginning of the first quarter and the beginning of the fourth quarter of each calendar year (or more frequently), the Trustees shall review the Compensation reduction elections made for such year to determine whether the deferral percentage limitations of this Section will be satisfied. Further, in the case of any Participant in the Highly-Paid Group who after June of such year has requested an increase in the rate of his Compensation reductions (including an Employee who is electing to become a Participant after the date he was first eligible), the Trustees may delay such increase until the next January l in order to ensure that the deferral percentage limitations are not exceeded for the year.

	To the extent that despite the foregoing any Before-Tax Contribution is made for a Participant in the Highly-Paid Group in violation of the deferral percentage limit set forth above, such excess contribution (determined in accordance with section 401(k) of the Code and applicable Treasury Regulations, and taking into account any applicable rules relating to family aggregation) shall be distributed to the Participant to the extent practicable by March 15 of the year next following the year in which such excess contributions were made, and in no event later than the December 31 of the year next following the year in which such excess contributions were made; provided, however, that to the extent required under applicable Treasury Regulations issued under section 401(k) of the Code, any distribution required to be made to a Participant under this paragraph shall be reduced by any excess Before-Tax Contributions previously distributed to the Participant pursuant to this Section.

	The amount distributed to any Participant pursuant to the foregoing in respect of excess contributions for any calendar year shall be adjusted to reflect gain or loss during such calendar year (but not gain or loss since the end of such calendar year) considered allocable to such excess Before-Tax Contributions. For this purpose, the gain or loss considered allocable to excess Before-Tax Contributions shall equal the total net gain or loss for the calendar year in the Participant's Before-Tax Contributions accounts, multiplied by a fraction the numerator of which is the amount of the Participant's excess Before-Tax Contributions for the calendar year and the denominator of which is the sum of the aggregate balance in such accounts at the beginning of such calendar year plus the aggregate of all Before-Tax Contributions made to the Participant's accounts for such calendar year. Any Matching Contributions that were made in respect of any Before-Tax Contributions required to be thus distributed (adjusted for gain or loss in a manner comparable to the procedure described above) shall be forfeited as of December 31 of the calendar year for which they were made.

	The deferral percentages for eligible Employees in the Highly-Paid Group and for eligible Employees who are not in the Highly-Paid Group shall be determined in accordance with any requirements established by applicable Treasury Regulations; and the foregoing provisions of this Section shall be interpreted and administered in accordance with such Treasury Regulations.

	Notwithstanding the foregoing provisions of this Section, the Company may, in lieu of returning all or a portion of the excess Before-Tax Contributions (and earnings thereon) in accordance with the procedure set forth in this Section, make a failsafe contribution to the Trust Fund for any year if it is specifically directed to do so by resolution of the Board (which resolution may also direct the application of existing forfeitures under the Plan to the payment of such failsafe contribution), with such failsafe contribution to be in such amount as is specified in such resolution. Any failsafe contribution hereunder for a year shall be first allocated to the account of the eligible employee who is not in the Highly-Paid Group with the lowest Compensation, with his allocation to be such amount as shall cause the total contributions to such Account for such year to equal 6% of his Compensation (or such other percentage as may be specified in such Board resolution), then making a similar allocation for the eligible Employee with the next lowest Compensation and repeating this process until the failsafe contribution has been fully allocated for such year."

	4.      Article IV is hereby amended to renumber

Sections 4.7 to 4.11 (and all references thereto) as Sections 4.8 to 4.12 and to add the following new Section 4.7 to the Plan:

	"4.7  Contribution Percentage Limitation with Respect to
Matching Contributions. Notwithstanding the foregoing, in no event shall Matching Contributions be made on a Participant's behalf, for any calendar year in violation of the special limitations regarding contribution percentages set forth below.

	The contribution percentage for eligible Employees in the Highly-Paid Group shall not exceed the greater of (a) or (b) below:

	(a) the contribution percentage for eligible Employees who are not in the Highly-Paid Group, times 1.25, or

	(b) the contribution percentage for eligible Employees who are not in the Highly-Paid Group, times 2.0, but only if the percentage for eligible Employees in the Highly-Paid Group does not exceed the contribution percentage for eligible Employees who are not in the Highly-Paid Group by more than 2.0 percentage points; provided, however that clause (b) above shall be applied only to the extent such application does not violate the provisions of any Treasury Regulation concerning coordination of the deferral and contribution percentage tests imposed under sections 401(k) and 401(m) of the Code, respectively.

	The contribution percentage for a specified group of Employees for a calendar year shall be the average of the ratios (calculated separately) for each Employee in such group of: (i) the aggregate amount of Matching Contributions made on his behalf for such year, to (ii) the Employee's compensation paid by the Company and its Affiliates (for periods during which he is an eligible Employee).

	The following special rules shall apply in calculating the contribution ratio for any eligible Employee who is a "Highly Compensated Employee":

	(i) If any such Employee is eligible to make employee contributions or have matching employer contributions made for him under any other plan maintained by a Company or an Affiliate for any year, such ratio shall be calculated for him for such year as though the employee contributions made by him and matching employer contributions made on his behalf under any such other plan were made under this Plan.

	(ii) In determining the above ratio for any Employee in the Highly-Paid Group, the Matching Contributions and the compensation of such Employee shall include the Matching Contributions
(including employee contributions and matching employer contributions under any other plan of a Company or its Affiliates) and compensation (including compensation paid by any of its Affiliates) of all family members covered under Code section 414(q)(6), and such family members shall be disregarded in determining the contribution percentage for eligible Employees who are not in the Highly-Paid Group (and shall otherwise be disregard to the extent permitted by section 401(m) of the Code and applicable Regulations).

	Notwithstanding the foregoing, the contribution ratio applicable under clause (i) above shall in no event be smaller than the contribution ratio that would apply to the Participant in the absence of such clause and the contribution ratio applicable under clause (ii) above shall be the greater of: (1) the actual deferral ratio determined by combining the Matching Contributions, compensation, and amounts treated as Matching Contributions of all the eligible family members who are in the Highly-Paid Group without regard to family aggregation, and (2) the actual deferral ratio determined by combining the Matching Contributions, compensation and amounts treated as Matching Contributions of all the eligible family members.

	In determining the above ratios, Before-Tax Contributions for all Participants shall be taken into account (to the extent permissible under section 401(m) of the Code), if this results in satisfaction of the above contribution percentage requirements.

	If the contribution percentage for eligible Employees in the Highly-Paid Group would otherwise be more than the amount permitted under the above restrictions, the maximum rate of Before-Tax Contributions that will be matched by Matching Contributions for employees in the Highly-Paid Group shall be decreased to the extent necessary to satisfy the above restrictions.

	The contribution percentages for eligible Employees in the Highly-Paid Group and for eligible Employees who are not in the Highly-Paid Group shall be determined in accordance with any requirements established by applicable Treasury Regulations; and the foregoing provisions of this Section 4.7 shall be interpreted and administered in accordance with such Treasury Regulations."

	5.      Section 4.9 is hereby amended by deleting the entire

section and substituting the following words:

	1.

(b) No Contributions shall be made on behalf of a Participant for any calendar year if his "Annual Additions" for the year would thereby exceed the lesser of (i) 25% of his "gross compensation" for such year or (ii) $30,000 (or such greater amount as may be permitted under section
415(c)(1)(A) of the Code).

	(c) Annual Additions. For purposes of this Section, the phrase "Annual Additions" for the calendar year means, in respect of a Participant, the sum for any calendar year of any Before-Tax Contributions and any Matching Contributions made on his behalf to the Trust for such year. If a Participant receives medical benefits under a defined benefit pension plan maintained by the Company or is a "key employee" (as defined in section 419A(d)(3) of the Code) who receives post-retirement medical benefits from a funded welfare benefit plan, his Annual Additions for purposes of the dollar limitation in (c)(ii) above shall also include any amount required to be taken into account under section 415(l) or 419A(d)(2) of the Code. Any other employer or employee contributions to the Plan (other than an amount reimbursed to the Plan for a loss resulting from an adjudicated fiduciary violation of Part 4 of Title I of ERISA) shall be included as Annual Additions.

	In the event that a reduction in a Participant's Annual
Additions shall be required for any calendar year to conform to the limitations of clause (a) above, the Before-Tax Contribution allocable to the Participant for such calendar year shall be paid directly to him (together with any net earnings thereon) before the end of the year or as soon as possible thereafter, to the extent that such Participant would otherwise have excess Annual Additions for the year.

	(d) Dollar Limit. The total amount of Before-Tax Contributions contributed on behalf of any Participant for any calendar year shall not exceed $7,000 (or of such other amount as may be the maximum annual amount permitted under section 402(g) of the Code or other applicable law for such year), less any amount previously contributed or to be contributed during such year as elective deferrals pursuant to section 401(k) of the Code to another profit sharing or stock bonus plan maintained by a Company or an Affiliate during such year. Any Compensation reduction election made by a Participant shall be cancelled to the extent necessary to conform to such limit in the maximum amount of Before-Tax Contributions and the amount as to which such Compensation reduction election is cancelled shall be paid to him in cash.

	If, despite the foregoing, the aggregate elective deferrals pursuant to section 401(k) of the Code contributed during any calendar year for any Participant under the Plan and under other profit sharing or stock bonus plans maintained by the Company or an Affiliate nevertheless exceed the maximum dollar amount permitted under section 402(g) of the Code, the amount of any such excess for the calendar year shall be distributed to the Participant from such plans no later than April 15 of the next following calendar year. If the Participant shall have made such contributions to more than one such plan, such distribution shall be made on a pro rata basis from the Plan and each such other plan, unless the Participant notifies the Trustees, in a notarized writing not later than March 1 following the close of the calendar year, that such distribution should be made from the Plan and each such other plan in some other proportion. In any case of excess deferrals as described above, the Participant shall be deemed to have notified the Plan that excess deferrals have been contributed on his behalf and shall be deemed to have designated such deferrals as excess deferrals.

	In addition, if a Participant notifies the Trustees, in a notarized writing not later than March 1 following the close of the calendar year, that more than the maximum dollar amount permitted under section 402(g) has been contributed as Before-Tax Contributions on his behalf for such calendar year as a result of his participation in a qualified retirement plan of another employer and he designates the amount which constitutes an excess deferral under the Plan, the amount of any such excess Before-Tax Contributions to the Plan for the calendar year shall be distributed to the Participant from his accounts not later than April 15 of the next following calendar year.

	Any amount to be distributed from the Plan for any calendar year in accordance with the foregoing three paragraphs shall be adjusted to reflect gain or loss during such calendar year (but not gain or loss since the end of such calendar year) considered allocable to the excess Before-Tax Contribution. For this purpose, the gain or loss considered allocable to an excess Before-Tax Contribution shall equal the total net gain or loss for the calendar year in the Participant's Before-Tax Contributions accounts, multiplied by a fraction the numerator of which is the amount of the Participant's excess Before-Tax Contributions for the calendar year and the denominator of which is the sum of the aggregate balance in such accounts at the beginning of such calendar year plus the aggregate of all Before-Tax Contributions made to the Participant's accounts for such calendar year.

	The amount of excess Before-Tax Contributions which are to be distributed hereunder to a Participant from his accounts with respect to any calendar year shall be reduced by any excess Before-Tax Contributions previously distributed to such Participant under Section 4.6 for such calendar year. In the event any such reduction shall be applicable, to the extent required by Treasury Regulations issued under section 402(g) or 401(k) of the Code, such prior distribution of excess Before-Tax Contributions under Section 4.6 shall be treated as though it had been a distribution of excess Before-Tax Contributions under this Section.

	Any Matching Contributions that were made in respect of any such refunded Before-Tax Contributions (adjusted to reflect earnings in a manner comparable to the procedure described above) shall be forfeited as of December 31 of the year for which they were made. For purposes of determining whether Matching Contributions must be forfeited in connection with a refund of Before-Tax Contributions for any period under this Section or under Section 4.6, it shall be assumed that Matching Contributions for such period related to Before-Tax Contributions for the Participant remaining in the Plan, to the extent thereof.

	(e) Participation in Other Plans. If any Participant hereunder is also a member in another employee retirement plan which (a) is a defined contribution plan within the meaning of section 414(i) of the Code and (b) is sponsored by a Company or an Affiliate (as defined under section 415(h) of the Code for this purpose), then the foregoing limitations shall be applied on an aggregate basis. Any reduction in contributions under this Plan and any such other plan that is required to satisfy such limitations shall be made in this Plan, except as may otherwise be specifically provided under any such other plan.

	If any Participant hereunder is also a member of another employee retirement plan which is a defined benefit plan within the meaning of section 414(j) of the Code maintained by a Company or an Affiliate, the Annual Additions to the Participant's account under the Plan for any year shall be limited to any extent necessary to ensure that the sum of his defined contribution plan fraction and defined benefit plan fraction does not exceed 1.0 for such year, with the benefits under the defined benefit plan to be first reduced (in accordance with Treasury Regulations) to the extent necessary so that the sum of the Participant's defined benefit plan fraction (as defined in section 415(e)(2) of the Code) and defined contribution plan fraction do not exceed 1.0. The calculation of the defined contribution plan fraction and the defined benefit plan fraction shall be made in accordance with the rules set forth in section 415(e) of the Code.

	For purposes of this Section 4.9, the term "gross compensation" for any Participant shall mean all amounts included under Treasury Regulation section 1.415-2(d)(2)(i) which are paid to such Participant from a Company and its Affiliates for a calendar year subject to a maximum limit for calendar years after 1988, equal to the maximum amount permissible under section 401(a)(17) of the Code, (as described in Section 1.9) excluding (1) amounts paid or reimbursed by a Company for moving expenses, (2) any distributions from a plan of deferred compensation maintained by a Company other than distributions from an unfunded non-qualified plan, (3) amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option and (4) amounts realized upon exercise of a non-qualified stock option.

	No Participant may elect a rate of Compensation reduction for any calendar year which the Trustees determine would result in excess Annual Additions (taking into account any Matching Contributions due to be made for the year)."

	6.      Clause (D) of Section 4.12 is hereby amended by

substituting the words "under clause (c) of Section 4.9" for the words

"under Section 4.1" therein."

	7.      Section 5.1 is amended by substituting the following

for the first sentence thereof:

	"Effective at any time after December 31, 1994, the Committee is authorized to adopt, at the direction of the Board, alternative investment funds which may include funds similar to the Equity Account described below or, without limitation, any other funds invested in bonds, stocks or other securities appropriate for investment by retirement plans under ERISA; provided, however, that except for any holdings that may be incidental to a fund's investments that are of a pooled or commingled nature, no such fund shall invest in any securities issued or guaranteed by the Company or any Affiliate. In the event that any such alternative funds are established, such funds shall be available for investment, at the election of any Participant, in accordance with uniform and nondiscriminatory rules adopted by the Committee, including rules relating to (i) the right to make an advance election for the investment of contributions in each such fund as of each Valuation Date,
(ii) the right to make an advance election to transfer amounts between such funds as of each Valuation Date, (iii) the investment fund from which partial withdrawals are to be made and (iv) the investment fund in which contributions are to be invested in the absence of an election by the Participant.

	Except as provided above or in the next two paragraphs, all Plan assets shall be invested in one or more contracts with an insurance carrier or carriers entered into by the Company."

	8.      Section 7.2 is amended by substituting the following

for the last paragraph thereof:

	"The value, as of the last day of each calendar year, of any interest so forfeited under the Plan shall be used to reduce contributions otherwise payable by the Employer for the year; provided, however, that if the Plan should be terminated, or contributions thereunder permanently discontinued, any amount not previously so applied shall be credited to the Accounts of all Participants who are entitled to share in Retirement Contributions for such year at the time of any such event, provided that any such allocation shall be effected in a nondiscriminatory manner."

	 9.      Article VIII is hereby amended to renumber Sections 8.3

and 8.4 (and all reference thereto) as 8.4 and 8.5 and by the addition of the following new Section 8.3:

	"8.3  Direct Rollover Distributions From the Plan.  This
Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision in any other Section of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a Participant or other distributee under the Plan may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

	Any such election shall be made at the time and in the manner prescribed by the Trustees and shall be subject to any uniform restrictions or limitations (permissible under section 401(a)(31) and other applicable Code provisions) that the Trustees may impose under rules adopted by it.

	Any benefit payment made under the Plan that is not in the form of a direct rollover as described above shall be subject to any applicable income tax withholding requirements. To the extent and in the manner required by section 402(f) of the Code, each distributee who is to receive an eligible rollover distribution from the Plan shall be notified of the special Federal income tax provisions applicable to such distribution.

	For purposes of this Section, the following definitions shall apply:

	(a) An "eligible rollover distribution" is any lump sum payment or other distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any life annuity or other distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

	(b) An "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

	(c) A "distributee" includes a Participant (whether or not he has terminated employment). In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

	(d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee."

	10.     Clause (c) of Article XIII is hereby amended by adding

the words "($150,000 for years after 1993), or such greater amount as may be permissible under section 401(a)(17) of the Code," after the $200,000 amount therein.

	11.   Clause (d) of Article XIII is hereby amended to read as

follows:

	"(d) Compensation Limitation. For any calendar year in which the Plan is a Top-Heavy Plan, only the first $200,000, ($150,000 for years after 1993) (or such larger amount as may be prescribed under the Code, of a Participant's compensation shall be taken into account for purposes of the Plan, to the extent required by section 416(d) of the Code."

	IN WITNESS WHEREOF, the Board of Directors of the Company has

caused this Instrument of Amendment to be adopted.

					TELEMUNDO GROUP, INC.


					By: /s/ Peter J. Housman II
					   ------------------------
					   Peter J. Housman II
					   President, Business
					   and Corporate Affairs

Attest:


By: /s/ Horace G. Dawson, III
   --------------------------
   Horace G. Dawson, III
   Assistant Secretary